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                                                                   EXHIBIT 10.63
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                          LEASE TERMINATION AGREEMENT

                                    Between

              BRUNNER COMPANIES INCOME PROPERTIES, L.P. I Landlord

                                      And

                   WAL-MART REAL ESTATE BUSINESS TRUST Tenant




















                           GREENVILLE, SOUTH CAROLINA
                                      V641

                                October 15, 2001


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                           GREENVILLE, SOUTH CAROLINA
                                      V641

                          LEASE TERMINATION AGREEMENT
                          ---------------------------


         THIS LEASE TERMINATION AGREEMENT ("Agreement") made this 15th day of October, 2001, between BRUNNER COMPANIES INCOME PROPERTIES, L.P.I, a Delaware limited partnership, with an address of: 951 Millbrook Avenue, Aiken, South Carolina 29801 (hereinafter "Landlord" and "Brunner") and WAL-MART REAL ESTATE BUSINESS TRUST, a Delaware business trust, with an address of 702 S. W. 8th St., Bentonville, AR 72716-0550 (hereinafter "Tenant" and "Wal-Mart"),

                              W I T N E S S E T H

         WHEREAS, Dayton & Associates VII and Wal-Mart Stores, Inc. entered into a Lease Agreement dated May 9, 1986 ("Lease"), affecting the following described real property:

         An eighty-six thousand eight hundred ninety-two square foot building space on a tract of land situated in the City of Greenville, County of Greenville, State of South Carolina, with a physical address of 6119 White Horse Road which tract of land is legally described on Exhibit "A" as attached hereto and made a part hereof and as said 86,892 square foot building space is outlined on Exhibit "B" attached hereto and made a part hereof (collectively referred to hereinafter as "Demised Premises").

         WHEREAS, the Lease is for a term to expire on October 31, 2006;

         WHEREAS, the Lease was subsequently amended by that Amendment to Lease Agreement dated July 1, 1986 and that Amendment to Lease Agreement dated December 2, 1986; and that Second Amendment to Lease Agreement dated April 13, 1989;

         WHEREAS, Landlord is the successor in interest to Dayton and Associates VII by virtue of that Assignment and Assumption of Leases dated July 12, 1988;

         WHEREAS, Wal-Mart now holds a lessee's interest in the lease by way of that Assignment and Assumption of Leases dated October 31, 1996; and

         WHEREAS, Wal-Mart and Landlord are desirous of terminating and canceling the Lease as hereinafter provided;

         NOW THEREFORE, in consideration of the premises and the terms and conditions of this Agreement, Wal-Mart and Landlord agree as follows:

1. By final execution and delivery of this Agreement, Landlord and Tenant are electing to terminate the Lease. The termination shall be effective on that date a deed conveying the Shopping Center, for which the Demised Premises is a part, to Buyer (the "Deed") is recorded in the real estate records of Greenville County, South Carolina ("the Termination Date"). The Lease shall be terminated and canceled, if at all, on or before November 1, 2001. In the event the deed from Landlord to Buyer is not recorded on or before


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         November 1, 2001, then the Lease shall not be terminated and this
         Agreement shall be null and void and of no force or effect. Landlord shall provide Wal-Mart a copy of the Deed upon recording ("Notice").

2. From and after the Termination Date, Wal-Mart and Landlord shall have no further obligations and liabilities, one to the other, pursuant to the Lease and the terms and conditions contained therein, except as is specifically provided for in this Agreement.

3. No later than November 1, 2001, Wal-Mart shall turn over possession of the Demised Premises to Landlord in an "as-is, where-is, with all faults" condition, as of the date hereof with Wal-Mart's personal property removed therefrom. Wal-Mart may, but shall not be obligated to, remove any leasehold improvements or permanent alterations from the Demised Premises. In the event Wal-Mart does remove said leasehold improvements, it shall repair any damage caused to the Demised Premises by such removal.

4. Regardless of the Termination Date, Wal-Mart shall pay rental through October 31, 2001. If Wal-Mart has already paid rent for the month of November, Landlord agrees that Wal-Mart may reduce the Termination Fee by the amount of the rent paid for the month of November 2001.

5. Landlord shall notify and instruct all utility companies, affecting the Demised Premises, to bill Landlord directly for all services to the Demised Premises after the Termination Date. Landlord agrees to reimburse Wal-Mart for any utility charges billed to Wal-Mart after the Termination Date after receipt therefor.

6. Within three days after Wal-Mart receives Notice, Wal-Mart shall pay to Landlord the sum of one million two hundred thousand and ??????? dollars ($1,200,000.00) remitted in the form of federal wire transfer. Landlord ??????? this payment is consideration for the termination and cancellation of the Lease and is full satisfaction of any other obligations of Wal-Mart under the Lease.

7. Both parties agree on behalf of themselves, their assigns, their successors in interest, and anyone holding any interest through them, that they fully release and discharge each other from any and all claims, demands, causes of action, suits and damages of each and every kind and nature whatsoever, actual or potential, past and present, known or unknown, arising out of or based upon, directly or indirectly, the Lease or any rights or responsibilities accruing therefrom, as of the date this Agreement is executed. Notwithstanding anything contained in this Agreement to the contrary, the foregoing release does not release Tenant (or its insurers) from any losses, damages or liabilities, including without limitation, reasonable legal fees and costs, which result directly or indirectly from any claims, demands, causes of action or lawsuits made or brought for personal or property damages (arising on or before the date of this Agreement) and brought by a third party, excluding Landlord and any party related to Landlord, which was or was to have been either indemnified or insured against by Tenant pursuant to the Lease.

8. Landlord hereby covenants and agrees with Tenant that the Demised Premises shall not be used for or in support of the following: a discount department store or a wholesale club or warehouse club in excess of 80,000 square feet ("Restrictions"). These Restrictions shall


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         remain in effect until October 31, 2006. The aforesaid Restrictions shall survive the termination of the Lease and shall run with and bind the Demised Premises and shall inure to the benefit of and be enforceable by Tenant, or an affiliated company or its successors, by any appropriate proceedings at law or in equity to prevent violations of such Restrictions or to recover damages for such violations. The parties further agree that said Restrictions shall be contained in the Memorandum of Termination of Lease ("Memorandum") attached hereto as Exhibit "C" and made a part hereof, which the parties shall execute and return to Landlord to be filed in the real estate records of the county that the Demised Premises is located. Landlord shall be responsible for the recording of said Memorandum, but said recording shall occur only after the Termination Date.

9. Landlord agrees that is and all of its employees and agents shall keep confidential the terms of this Agreement. The only information Landlord may give another, upon inquiry, is that Landlord and Wal-Mart have negotiated a termination of the Lease. Landlord specifically recognizes that it is important to Wal-Mart that any future negotiations it may have with other lessors not be impacted by the terms of this arms length agreement, and therefore Landlord shall not disclose any of the economics nor any other terms of this Agreement.

10. This Agreement may be executed in one or more counterparts (including by facsimile), all parties need not be signatories to the same documents, and all counterpart-signed documents shall be deemed to be an original and one (1) instrument. Counterpart signatures received through facsimile transmission shall bind the party whose signature is so received as if such signature were an original; notwithstanding the foregoing, originals will be exchanged.

11. This Agreement contains the entire agreement of the parties. No oral or written communication between the parties and or their agent survives the execution of this Agreement. The parties have intentionally expressed each term of their agreement in this writing, and further agree that no modification or supplementation to this writing may be made by other than a subsequent written agreement, dated and executed by both parties.

12. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such terms, covenants or conditions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby; and each and every remaining term, covenant or condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.


                          (Signature page to follow)


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         IN WITNESS WHEREOF, the parties hereto have signed their hands and seals as of the day and year first above written.


LANDLORD:

WITNESS OR ATTEST:                           BRUNNER COMPANIES INCOME
                                             PROPERTIES, L.P.I
                                             a Delaware limited partnership

/s/ Wayne Grovenstein                        By: /s/ James M. Hull
------------------------------------         -----------------------------------
Print Name: Wayne Grovenstein                Print Name: James M. Hull
                                             Title: Authorized Agent


TENANT:

ATTEST:                                      WAL-MART REAL ESTATE BUSINESS
                                             TRUST
                                             a Delaware business trust

By: /s/ Michael W. Kersting                  By: /s/ J. Scott Greear
------------------------------------         -----------------------------------
        Michael W. Kersting                          J. Scott Greear
Title:  Assistant Secretary                  Title: Director of Building
                                                    Development



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                                 EXHIBIT "A"
                       WHITE HORSE PLAZA SHOPPING CENTER
                           GREENVILLE, SOUTH CAROLINA
                            DAYTON & ASSOCIATES-VII
                              PROPERTY DESCRIPTION

All that certain piece, parcel or tract of land, situate, lying and being Southwest of White Horse and Northwest of Bramlett Road, in the County of Greenville, State of South Carolina, being shown and designated on survey for Dayton & Associates-VII, a South Carolina General Partnership, dated January, 1986, revised February, 1986, prepared by Webb Surveying & Mapping Group, and having according to said plat, the following metes and bounds:

BEGINNING at an iron pin on the Northwest Side of Bramlett Road at its intersection with the Northern boundary of the right-of-way of Southern Railroad, hereinafter referred to as the point of beginning; thence N61(degrees) 29'W, 1,024.91 feet along the Northern boundary of the right-of-way of Southern Railroad to a point; thence N50(degrees) 8'E, 1,264.87 feet to a point; thence N49(degrees) 41'E, 411.97 feet to the Southwest right-of-way of White Horse Road; thence S49(degrees) 40'E along the Southwest right-of-way of White Horse Road, 863.06 feet to a point; thence S51(degrees) 03'W, 175.0 feet to a point; thence S52(degrees) 08'E, 150.0 feet to a point on the Northwest right-of-way of Bramlett Road, thence S59(degrees) 30'W along the Northwest right-of-way of Bramlett Road, 459.97 feet to a point; thence S57(degrees) 49'W along the Northwest right-of-way of Bramlett Road, 115.01 feet, thence S54(degrees) 25'W along the Northwest right-of-way of Bramlett Road, 110.0 feet, to a point; thence S51(degrees) 50'W along the Northwest right-of-way of Bramlett Road,
60.70 feet to a point; thence S51(degrees) 05'W along the Northwest right-of-way of Bramlett Road, 50.70 feet to a point; thence S47(degrees) 50'W along the Northwest right-of-way of Bramlett Road, 93.60 feet to a point; thence S45(degrees) 45'W along the Northwest right-of-way of Bramlett Road, 102.5 feet to a point; thence S42(degrees) 26'W along the Northwest right-of-way of Bramlett Road, 99.93 feet to a point; thence S49(degrees) 36'W along the Northwest right-of-way of Bramlett Road, 100.0 feet to a point; thence S40(degrees) 52'W along the Northwest right-of-way of Bramlett Road, 125.33 feet to the point of beginning.


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